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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 333-66791 and No. 333-126627 of Rockwell Medical Technologies, Inc. on Form S-8 of our report dated March 16, 2006 on the consolidated financial statements of Rockwell Medical Technologies, Inc. as of and for the years ended December 31, 2005 and 2004, appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc.


/s/ PLANTE & MORAN, PLLC


Plante & Moran, PLLC
Auburn Hills, Michigan
March 16, 2006